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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 2004 (except for the fourth paragraph of Note 1, as to which the date is July --, 2004) in Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-114735) and related Prospectus of Nanosys, Inc. for the registration of shares of its common stock.

                                                           Ernst & Young LLP

Palo Alto, California
July --, 2004



The foregoing report is in the form that will be signed upon the completion of the restatement of the capital accounts described in Note 1 to the financial statements.

                                                       /s/ Ernst & Young LLP

Palo Alto, California

July 13, 2004